Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 24, 2010, with respect to the financial statements of Contango ORE, Inc. and Contango Mining Company, included in Amendment No. 2 to Contango ORE, Inc.’s Registration Statement on Form 10 (No. 000-54136) filed with the Securities and Exchange Commission on November 26, 2010.

/s/ UHY LLP
UHY LLP

Houston, Texas

February 25, 2011